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                                                                   Exhibit 10.28

TEXAS
JV NO. 333313
RECORDING REQUESTED BY

WHEN RECORDED MAIL TO

The Northwestern Mutual Life Ins. Co.
720 East Wisconsin Avenue - Rm N16WC
Milwaukee, WI 53202
Attn: Sheila Lawton

                          SPACE ABOVE THIS LINE FOR RECORDER'S USE

            GAINES RANCH SECOND DEED OF TRUST AND SECURITY AGREEMENT

      THIS GAINES RANCH SECOND DEED OF TRUST and SECURITY AGREEMENT is made as of the 30th day of September, 2003 between AH TEXAS OWNER LIMITED PARTNERSHIP, an Ohio limited partnership, herein (said Grantor/Trustor, whether one or more in number) called "Grantor", and HENRY F. LANGE, herein called "Trustee", and BROOKDALE SENIOR HOUSING, LLC, a Delaware limited liability company, c/o The Northwestern Mutual Life Insurance Company, 720 E. Wisconsin Avenue, Milwaukee, WI 53202, herein called "Beneficiary":

      WITNESSETH, That Grantor, in consideration of the indebtedness herein mentioned, does hereby irrevocably bargain, sell, grant, transfer, assign and convey unto Trustee, in trust, with power of sale and right of entry and possession, the following property (herein referred to as the "Property"):

      A. The land in the City of Austin, Travis County, Texas, described in Exhibit "A" attached hereto and incorporated herein (the "Land");

      B. All easements, appurtenances, tenements and hereditaments belonging to or benefiting the Land, including but not limited to all waters, water rights, water courses, all ways, trees, rights, liberties and privileges;

      C. All improvements to the Land, including, but not limited to, all buildings, structures and improvements now existing or hereafter erected on the Land; all fixtures and equipment of every description belonging to Grantor which are or may be placed or used upon the Land or attached to

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            the buildings, structures or improvements, including, but not limited to, all engines, boilers, elevators and machinery, all heating apparatus, electrical equipment, air-conditioning and ventilating equipment, water and gas fixtures, all carpeting, draperies, ranges, microwave ovens, refrigerators, dishwashers, computers, furniture, kitchen equipment, cleaning equipment, laundry equipment, automobiles and vans and all easily removable equipment; all of which, to the extent permitted by applicable law, shall be deemed an accession to the freehold and a part of the realty as between the parties hereto; and

      D. Grantor's interest in all articles of personal property of every kind and nature whatsoever, now or hereafter located upon the Land or in or on the buildings and improvements and now owned or leased or hereafter acquired or leased by Grantor.

      Grantor agrees not to sell, transfer, assign or remove anything described in B, C and D above now or hereafter located on the Land without prior written consent from Beneficiary unless (i) such action does not constitute a sale or removal of any buildings or structures or the sale or transfer of waters or water rights and (ii) such action results in the substitution or replacement with similar items of equal value.

Without limiting the foregoing grants, Grantor hereby pledges to Beneficiary, and grants to Beneficiary a security interest in, all of Grantor's present and hereafter acquired right, title and interest in and to the Property and any and all

      E. cash and other funds now or at any time hereafter deposited by or for Grantor on account of tax, special assessment, replacement or other reserves required to be maintained pursuant to the Loan Documents (as hereinafter defined) with Beneficiary or a third party, or otherwise deposited with, or in the possession of, Beneficiary pursuant to the Loan Documents; and

      F. surveys, soils reports, environmental reports, guaranties, warranties, architect's contracts, construction contracts, drawings and specifications, applications, permits, surety bonds and other contracts relating to the acquisition, design, development, construction and operation of the Property including, without limitation, that certain Management and Operating Agreement by and between Grantor and BLC of Texas-II, L.P.; and

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      G.    accounts, chattel paper, deposit accounts, instruments, equipment, inventory, documents, general intangibles, letter-of-credit rights, investment property and all other personal property of Grantor (including, without limitation, any and all rights in the property name "The Heritage at Gaines Ranch"), and

      H. present and future rights to condemnation awards, insurance proceeds or other proceeds at any time payable to or received by Grantor on account of the Property or any of the foregoing personal property.

All personal property hereinabove described is hereinafter referred to as the "Personal Property".

      If any of the Property is of a nature that a security interest therein can be perfected under the Uniform Commercial Code, this instrument shall constitute a security agreement and financing statement if permitted by applicable law and Grantor authorizes Beneficiary to file a financing statement describing such Property and, at Beneficiary's request, agrees to join with Beneficiary in the execution of any financing statements and to execute any other instruments that may be necessary or desirable, in Beneficiary's determination, for the perfection or renewal of such security interest under the Uniform Commercial Code.

      TO HAVE AND TO HOLD the same unto Trustee for the purpose of securing:

      (a) Payment to the order of Beneficiary of the indebtedness evidenced by that certain Gaines Ranch Second Promissory Note of even date herewith (and any restatement, extension or renewal thereof and any amendment thereto) executed by Grantor for the principal sum of TWELVE MILLION SEVEN HUNDRED THIRTY-NINE THOUSAND DOLLARS ($12,739,000.00), with final maturity no later than October 1, 2023 and with interest as therein expressed (which promissory note, as such instrument may be amended, restated, renewed and extended, is hereinafter referred to as the "Note"), it being recognized that the funds may not have been fully advanced as of the date hereof but may be advanced in the future in accordance with the terms of a written contract; and

      (b) Payment of all sums that may become due Beneficiary under the provisions of, and the performance of each agreement of Grantor contained in, the Loan Documents.

      "Loan Documents" means this instrument, the Note, that certain Commitment for Second Loan dated of even date herewith between Grantor and Beneficiary (the "Commitment"), that certain Gaines Ranch Second Absolute Assignment of Leases and Rents of even date herewith between Grantor and Beneficiary (the "Absolute Assignment"), that certain Gaines Ranch Second Loan Certification of even date herewith, that certain

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Limited Partnership Supplement as dated contemporaneously herewith and any other supplements and authorizations required by Beneficiary and any other agreement entered into or document executed by Grantor and delivered to Beneficiary in connection with the indebtedness evidenced by the Note, except for that certain Gaines Ranch Second Loan Environmental Indemnity Agreement of even date herewith given by Brookdale Living Communities, Inc., a Delaware corporation, ("Principal") and Grantor to Beneficiary (the "Environmental Indemnity Agreement"), as any of the foregoing may be amended from time to time.

      TO PROTECT THE SECURITY OF THIS DEED OF TRUST, GRANTOR COVENANTS AND
AGREES:

PAYMENT OF DEBT. Grantor agrees to pay the indebtedness hereby secured (the "Indebtedness") promptly and in full compliance with the terms of the Loan Documents.

OWNERSHIP. Grantor represents that it owns the Property and has good and lawful right to convey the same and that the Property is free and clear from any and all encumbrances whatsoever, except as appears in the title insurance policy received by Beneficiary. Grantor does hereby forever warrant and shall forever defend the title and possession thereof against the lawful claims of any and all persons whomsoever.

MAINTENANCE OF PROPERTY AND COMPLIANCE WITH LAWS. Grantor agrees to keep the buildings and other improvements now or hereafter erected on the Land in good condition and repair, reasonable wear and tear excepted; not to commit or suffer any waste; to comply with all laws, rules and regulations affecting the Property; and to permit Beneficiary to enter at all reasonable times for the purpose of inspection and of conducting, in a reasonable and proper manner, such tests as Beneficiary determines to be necessary in order to monitor Grantor's compliance with applicable laws and regulations regarding hazardous materials affecting the Property.

USING CHLORINATED SOLVENTS. Grantor agrees not to lease any of the Property, without the prior written consent of Beneficiary, to (i) dry cleaning operations that perform dry cleaning on site with chlorinated solvents or (ii) any other tenants that use chlorinated solvents in the operation of their businesses, and Grantor covenants that it shall not use or store chlorinated solvents at the Property.

BUSINESS RESTRICTION REPRESENTATION AND WARRANTY. Grantor represents and warrants that Principal, Grantor, all persons and entities directly owning an ownership interest in Principal and all persons and entities directly or indirectly owning an ownership interest in Grantor (except for any person or entity indirectly owning an ownership interest in Principal), all guarantors of all or any portion of the Indebtedness, and all persons and entities executing any separate indemnity agreement in favor of Beneficiary in connection with the Indebtedness, and, to the best of the knowledge of Grantor, all

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persons and entities indirectly owning an ownership interest in Principal: (i)
are not, and shall not become, a person or entity with whom Beneficiary is restricted from doing business with under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including, but not limited to, those named on OFAC's Specially Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action; (ii) are not knowingly engaged in, and shall not engage in, any dealings or transaction or be otherwise associated with such persons or entities described in (i) above; and (iii) are not, and shall not become, a person or entity whose activities are regulated by the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder.

INSURANCE. Grantor agrees to keep the Property insured for the protection of Beneficiary and Beneficiary's wholly owned subsidiaries and agents in such manner, in such amounts and in such companies as Beneficiary may from time to time approve, and to keep the policies therefor, properly endorsed, on deposit with Beneficiary, or at Beneficiary's option, to keep certificates of insurance (Acord 27 for all property insurance and Acord 25-S for all liability insurance) evidencing all insurance coverages required hereunder on deposit with Beneficiary, which certificates shall provide at least thirty (30) days notice of cancellation to Beneficiary and shall list Beneficiary as the certificate holder; that insurance loss proceeds from all property insurance policies, whether or not required by Beneficiary (less expenses of collection) shall, at Beneficiary's option, be applied on the Indebtedness, whether due or not, or to the restoration of the Property, or be released to Grantor, but such application or release shall not cure or waive any default under any of the Loan Documents. If Beneficiary elects to apply the insurance loss proceeds on the Indebtedness, no prepayment privilege fee shall be due thereon.

      Notwithstanding the foregoing provision, Beneficiary agrees that if the insurance loss proceeds are less than the unpaid principal balance of that certain Promissory Note (the "First Note") of even date herewith executed by Grantor secured by that certain Gaines Ranch First Deed of Trust of even date herewith executed by Grantor and if the casualty occurs prior to the last year of the term of the First Note, then the insurance loss proceeds (less expenses of collection) shall be applied to restoration of the Property to its condition prior to the casualty, subject to satisfaction of the following conditions:

      (a) There is no existing Event of Default at the time of casualty, and if there shall occur any Event of Default after the date of the casualty, Beneficiary shall have no further obligation to release insurance loss proceeds hereunder during the continuation thereof.

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      (b)   The casualty insurer has not denied liability for payment of insurance loss proceeds as a result of any act, neglect, use or occupancy of the Property by Grantor.

      (c) Beneficiary shall be reasonably satisfied that all insurance loss proceeds so held, together with supplemental funds to be made available by Grantor, shall be sufficient to complete the restoration of the Property. Any remaining insurance loss proceeds may, at the option of Beneficiary, be applied on the Indebtedness, without a prepayment privilege fee, whether or not due, or be released to Grantor.

      (d) If required by Beneficiary, Beneficiary shall be furnished a satisfactory report addressed to Beneficiary from an environmental engineer or other qualified professional satisfactory to Beneficiary to the effect that no adverse environmental impact to the Property resulted from the casualty.

      (e) Beneficiary shall release casualty insurance proceeds as restoration of the Property progresses provided that Beneficiary is furnished satisfactory evidence of the costs of restoration and if, at the time of such release, there shall exist no Monetary Default (as hereinafter defined) and no default with respect to which Beneficiary shall have given Grantor notice pursuant to the NOTICE OF DEFAULT provision herein. If the estimated cost of restoration exceeds $250,000.00, (i) the drawings and specifications for the restoration shall be approved by Beneficiary in writing prior to commencement of the restoration, and (ii) Beneficiary shall receive an administration fee equal to 1% of the cost of restoration.

      (f) Prior to each release of funds, Grantor shall obtain for the benefit of Beneficiary an endorsement to Beneficiary's title insurance policy insuring Beneficiary's lien as a first and valid lien on the Property subject only to liens and encumbrances theretofore approved by Beneficiary.

      (g) Grantor shall pay all costs and expenses incurred by Beneficiary, including, but not limited to, reasonable outside legal fees, title insurance costs, third-party disbursement fees, third-party engineering reports and inspections deemed necessary by Beneficiary in its reasonable discretion.

      (h) All reciprocal easement and operating agreements benefiting the Property, if any, shall remain in full force and effect between the parties thereto on and after restoration of the Property.

      (i) Beneficiary shall be satisfied that Projected Debt Service Coverage of at least 1.10 will be produced from the leasing of not more than 161 units to

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            former residents or approved new residents with leases satisfactory to Beneficiary for terms of at least one year to commence not later than (30) days following completion of such restoration ("Approved Leases").

      "Projected Debt Service Coverage" means a number calculated by dividing Projected Operating Income Available for Debt Service for the first fiscal year following restoration of the Property by the debt service during the same fiscal year under all indebtedness secured by any portion of the Property. For purposes of the preceding sentence, "debt service" means the greater of (x) debt service due under all such indebtedness during the first fiscal year following completion of the restoration of the Property or (y) debt service that would be due and payable during such fiscal year if all such indebtedness were amortized over 25 years (whether or not amortization is actually required) and if interest on such indebtedness were due as it accrues at the face rate shown on the notes therefore (whether or not interest payments based on such face rates are required).

      "Projected Operating Income Available for Debt Service" means projected gross annual rent from the Approved Leases for the first full fiscal year following completion of the restoration of the Property less:

(A) The operating expenses of the Property for the last fiscal year preceding the casualty and

(B)   the following:

      (i) a replacement reserve for capital improvements, unit remodels and structural items based on not less than $350 per unit per annum;

      (ii) the amount, if any, by which actual gross income during such fiscal period exceeds that which would be earned from the rental of 92% of the units at the Property;

      (iii) the amount, if any, by which the actual management fee is less than 5% of effective gross revenue during such fiscal period;

      (iv) the amount, if any, by which the actual real estate taxes are less than $2,324 per unit per annum; and

      (v) the amount, if any, by which total actual operating expenses, excluding management fees, real estate taxes and replacement reserves, are less than $16,530 per unit per annum.

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      All projections referenced above shall be calculated in a manner satisfactory to Beneficiary in its reasonable discretion.

CONDEMNATION. Grantor hereby assigns to Beneficiary (i) any award and any other proceeds resulting from damage to, or the taking of, all or any portion of the Property, and (ii) the proceeds from any sale or transfer in lieu thereof (collectively, "Condemnation Proceeds") in connection with condemnation proceedings or the exercise of any power of eminent domain or the threat thereof (hereinafter, a "Taking"); any Condemnation Proceeds shall, at Beneficiary's option, be applied on the Indebtedness, whether due or not, or to the restoration of the Property, or be released to Grantor, but such application or release shall not cure or waive any default under any of the Loan Documents. Any portion of such award and proceeds not applied to restoration shall, at Beneficiary's option, be applied on the Indebtedness, whether due or not, or be released to Grantor, but such application or release shall not cure or waive any default under any of the Loan Documents. Notwithstanding the foregoing, if the Condemnation Proceeds are less than the unpaid principal balance of the First Note and such damage or Taking occurs prior to the last year of the term of the First Note, such Condemnation Proceeds (less expenses of collection) shall be applied to restoration of the Property to its condition, or the functional equivalent of its condition prior to the Taking, provided that restoration or replacement of the improvements on the Land to their functional and economic utility prior to the Taking be possible, and provided that the following conditions are satisfied:

      (a) There is no existing Event of Default at the time of the Taking, and if there shall occur any Event of Default after the date of the Taking, Beneficiary shall have no further obligation to release Condemnation Proceeds hereunder.

      (b) Beneficiary shall be reasonably satisfied that all Condemnation Proceeds so held, together with supplemental funds to be made available by Grantor, shall be sufficient to complete the restoration of the Property. Any remaining Condemnation Proceeds may, at the option of Beneficiary, be applied on the Indebtedness, whether or not due, or be released to Grantor.

      (c) If reasonably required by Beneficiary, Beneficiary shall be furnished a satisfactory report addressed to Beneficiary from an environmental engineer or other qualified professional satisfactory to Beneficiary to the effect that no adverse environmental impact to the Property resulted from the Taking.

      (d) Beneficiary shall release Condemnation Proceeds as restoration of the Property progresses provided that Beneficiary is furnished satisfactory evidence of the costs of restoration and if, at the time of such release, there shall exist no Monetary Default (as hereinafter defined) and no default with

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            respect to which Beneficiary shall have given Grantor notice pursuant to the NOTICE OF DEFAULT provision herein. If the estimated cost of restoration exceeds $250,000.00, (i) the drawings and specifications for the restoration shall be approved by Beneficiary in writing prior to commencement of the restoration, and (ii) Beneficiary shall receive an administration fee equal to 1% of the cost of restoration.

      (e) Prior to each release of funds, Grantor shall obtain for the benefit of Beneficiary an endorsement to Beneficiary's title insurance policy insuring Beneficiary's lien as a first and valid lien on the Property subject only to liens and encumbrances theretofore approved by Beneficiary.

      (f) Grantor shall pay all costs and expenses incurred by Beneficiary, including, but not limited to, outside legal fees, title insurance costs, third-party disbursement fees, third-party engineering reports and inspections deemed necessary by Beneficiary in its reasonable discretion.

      (g) All reciprocal easement and operating agreements benefiting the Property, if any, shall remain in full force and effect between the parties thereto on and after restoration of the Property.

      (h) Beneficiary shall be satisfied that Projected Debt Service Coverage of at least 1.10 will be produced from the leasing of not more than 161 units to former residents or approved new residents with leases satisfactory to Beneficiary for terms of at least one year to commence not later than thirty (30) days following completion of such restoration ("Approved Leases").

TAXES AND SPECIAL ASSESSMENTS. Grantor agrees to pay before delinquency all taxes and special assessments of any kind that have been or may be levied or assessed against the Property, this instrument, the Note or the Indebtedness, or upon the interest of Trustee or Beneficiary in the Property, this instrument, the Note or the Indebtedness, and to procure and deliver to Beneficiary within 30 days after Beneficiary shall have given a written request to Grantor, the official receipt of the proper officer showing timely payment of all such taxes and assessments; provided, however, that Grantor shall not be required to pay any such taxes or special assessments if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and funds sufficient to satisfy the contested amount have been deposited in an escrow satisfactory to Beneficiary.

PERSONAL PROPERTY. With respect to the Personal Property, Grantor hereby represents, warrants and covenants as follows:

      (a) Except for the security interest granted hereby, Grantor is, and as to portions of the Personal Property to be acquired after the date hereof will be, the sole owner of the

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Personal Property, free from any lien, security interest, encumbrance or adverse claim thereon of any kind whatsoever, except as otherwise permitted herein. Grantor shall notify Beneficiary of, and shall indemnify and defend Beneficiary and the Personal Property against, all claims and demands of all persons at any time claiming the Personal Property or any part thereof or any interest therein.

      (b) Except as otherwise provided above, Grantor shall not lease, sell, convey or in any manner transfer the Personal Property without the prior consent of Beneficiary.

      (c) Until the Indebtedness is paid in full, Grantor (i) shall not change its legal name without providing Beneficiary with thirty (30) days prior written notice; (ii) shall not change its state of organization and (iii) shall preserve its existence and shall not, in one transaction or a series of transactions, merge into or consolidate with any other entity.

      (d) At the request of Beneficiary, Grantor shall join Beneficiary in executing one or more financing statements and continuations and amendments thereof pursuant to the Uniform Commercial Code in form satisfactory to Beneficiary, and Grantor shall pay the cost of filing the same in all public offices wherever filing is deemed by Beneficiary to be necessary or desirable. Grantor shall also, at Grantor's expense, take any and all other action requested by Beneficiary to perfect Beneficiary's security interest under the Uniform Commercial Code with respect to the Personal Property, including, without limitation, exercising Grantor's commercially reasonable efforts to obtain any consents, agreements or acknowledgments required of third parties to perfect Beneficiary's security interest in Personal Property consisting of deposit accounts, letter-of-credit rights, investment property, and electronic chattel paper.

OTHER LIENS. Grantor agrees to keep the Property or any Personal Property free from all other liens either prior or subsequent to the lien created by this instrument except for that certain Gaines Ranch First Deed of Trust and Security Agreement of even date herewith, that certain Gaines Ranch Third Deed of Trust and Security Agreement of even date herewith, and any trade debt shown on Exhibit B attached hereto. The (i) creation of any other lien on any portion of the Property or on any Personal Property, whether or not prior to the lien created hereby, (ii) assignment or pledge by Grantor of its revocable license to collect, use and enjoy rents and profits from the Property, or (iii) granting or permitting of a security interest in or other encumbrance on the ownership interests in Grantor, shall constitute a default under the terms of this instrument; except that upon written notice to Beneficiary, Grantor may, after the Loan Closing Date (as defined in the Commitment), proceed to contest in good faith and by appropriate proceedings any mechanics liens, tax liens or judgment liens with respect to the Property or any Personal Property described herein, provided funds sufficient to satisfy the contested amount have been deposited in an escrow account satisfactory to Beneficiary.

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COSTS, FEES AND EXPENSES. Grantor agrees to pay all costs, fees and expenses of this trust; to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee hereunder; to pay all costs and expenses, including the cost of obtaining evidence of title and reasonable attorney's fees, incurred in connection with any such action or proceeding; and to pay any and all attorney's fees and expenses of collection and enforcement in the event the Note is placed in the hands of an attorney for collection, enforcement of any of the Loan Documents is undertaken or suit is brought thereon.

FAILURE OF GRANTOR TO ACT. If Grantor fails to make any payment or do any act as herein provided, Beneficiary or Trustee may, without obligation so to do, without notice to or demand upon Grantor and without releasing Grantor from any obligation hereof: (i) make or do the same in such manner and to such extent as Beneficiary may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon the Property for such purpose; (ii) appear in and defend any action or proceeding purporting to affect the security hereof, or the rights or powers of Beneficiary or Trustee; (iii) pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of Beneficiary appears to be prior or superior hereto; and (iv) in exercising any such powers, pay necessary expenses, employ counsel and pay its reasonable fees. Sums so expended shall be payable by Grantor immediately upon demand with interest from date of expenditure at the Default Rate (as defined in the Note). All sums so expended by Beneficiary and the interest thereon shall be included in the Indebtedness and secured by the lien of this instrument.

EVENT OF DEFAULT. Any default by Grantor in making any required payment of the Indebtedness or any default in any provision, covenant, agreement, warranty or certification contained in any of the Loan Documents shall, except as provided in the two immediately succeeding paragraphs, constitute an "Event of Default".

NOTICE OF DEFAULT. A default in any payment required in the Note or any other Loan Document, whether or not payable to Beneficiary, (a "Monetary Default") shall not constitute an Event of Default unless Beneficiary shall have given a written notice of such Monetary Default to Grantor and Grantor shall not have cured such Monetary Default by payment of all amounts in default (including payment of interest at the Default Rate, as defined in the Note, from the date of default to the date of cure on amounts owed to Beneficiary) within five (5) business days after the date on which Beneficiary shall have given such notice to Grantor.

      Any other default under the Note or under any other Loan Document (a "Non-Monetary Default") shall not constitute an Event of Default unless Beneficiary shall have given a written notice of such Non-Monetary Default to Grantor and Grantor shall not have cured such Non-Monetary Default within thirty
(30) days after the date on which Beneficiary shall have given such notice of default to Grantor (or, if the

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Non-Monetary Default is not curable within such 30-day period, Grantor shall not have diligently undertaken and continued to pursue the curing of such Non-Monetary Default and deposited an amount sufficient to cure such Non-Monetary Default in an escrow account satisfactory to Beneficiary).

      In no event shall the notice and cure period provisions recited above constitute a grace period for the purposes of commencing interest at the Default Rate (as defined in the Note).

SUBSTITUTION OF TRUSTEE. Beneficiary and its successors and assigns may for any reason and at any time appoint a new or substitute Trustee by written appointment delivered to such new or substitute Trustee without notice to Grantor, without notice to, or the resignation or withdrawal by, the existing Trustee and without recordation of such written appointment unless notice or recordation is required by the laws of the jurisdiction in which the Property is located. Upon delivery of such appointment, the new or substitute Trustee shall be vested with the same title and with the same powers and duties granted to the original Trustee.

APPOINTMENT OF RECEIVER. Upon commencement of any proceeding to enforce any right under this instrument, including foreclosure thereof, Beneficiary (without limitation or restriction by any present or future law, without regard to the solvency or insolvency at that time of any party liable for the payment of the Indebtedness, without regard to the then value of the Property, whether or not there exists a threat of imminent harm, waste or loss to the Property and whether or not the same shall then be occupied by the owner of the equity of redemption as a homestead) shall have the absolute right to the appointment of a receiver of the Property and of the revenues, rents, profits and other income therefrom, and said receiver shall have (in addition to such other powers as the court making such appointment may confer) full power to collect all such income and, after paying all necessary expenses of such receivership and of operation, maintenance and repair of said Property, to apply the balance to the payment of any of the Indebtedness then due.

FORECLOSURE. Upon the occurrence of an Event of Default, the entire unpaid Indebtedness shall, at the option of Beneficiary (to be exercised at any time that said Event of Default continues to exist), become immediately due and payable for all purposes without any notice or demand, except as required by law (ALL OTHER NOTICE OF THE EXERCISE OF SUCH OPTION BEING HEREBY EXPRESSLY WAIVED), and Beneficiary may, in addition to exercising any rights it may have with respect to the Personal Property under the Uniform Commercial Code of the jurisdiction in which the Property is located, institute proceedings in any court of competent jurisdiction to foreclose this instrument as a mortgage, or to enforce any of the covenants hereof, or Trustee or Beneficiary may, either personally or by agent or attorney in fact, enter upon and take possession of the Property and may manage, rent or lease the Property or any portion thereof upon such terms as Beneficiary may deem expedient, and collect, receive and receipt for all rentals and other

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income therefrom and apply the sums so received as hereinafter provided in case of sale. Trustee is hereby further authorized and empowered, either after or without such entry, to sell and dispose of the Property en masse or in separate parcels (as Trustee may think best), and all the right, title and interest of Grantor, by advertisement or in any manner provided by the laws of the jurisdiction in which the Property is located (GRANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO A HEARING PRIOR TO SUCH SALE), and to issue, execute and deliver a deed of conveyance, all as then may be provided by law; and Trustee shall, out of the proceeds or avails of such sale, after first paying and retaining all fees, charges, costs of advertising the Property and of making said sale, and attorney's fees as herein provided, pay to Beneficiary or the legal holder of the Indebtedness the amount thereof, including all sums advanced or expended by Beneficiary or the legal holder of the Indebtedness, with interest from date of advance or expenditure at the Default Rate (as defined in the Note), rendering the excess, if any, as provided by law; such sale or sales and said deed or deeds so made shall be a perpetual bar, both in law and equity, against Grantor and the heirs, successors and assigns of Grantor, and all other persons claiming the Property aforesaid, or any part thereof by, from, through or under Grantor. The legal holder of the Indebtedness may purchase the Property or any part thereof, and it shall not be obligatory upon the purchasers at any such sale to see to the application of the purchase money.

      In addition to the above remedies, it is agreed that upon the occurrence of an Event of Default, Beneficiary may, at its option (to be exercised at any time that said Event of Default continues to exist), without demand or notice, request the Trustee, and the Trustee shall be, and is hereby authorized and empowered to proceed with foreclosure and sale of the Property by advertisement or in any manner provided by the laws of the state in which the Property is located in satisfaction of the item in default as if under a full foreclosure, but without declaring the unmatured portion of the Indebtedness due; such sale shall be made subject to the unmatured portion of the Indebtedness and it is agreed that such sale shall not in any manner affect the unmatured portion of the Indebtedness, but as to such unmatured portion, this instrument shall remain in full force and effect just as though no sale had been made under the provisions of this paragraph and it is further agreed that several sales may be made without exhausting the right of sale for any unmatured portion of the Indebtedness or for any future breach of the covenants, conditions or stipulations set out herein.

APPRAISEMENT, STAY AND REDEMPTION LAWS. Grantor expressly waives and relinquishes the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale of any of the Property, commonly known as Appraisement Laws, and also the benefit of all laws that may hereafter be enacted in any way extending the time for the enforcement or the collection of the Indebtedness, or creating or extending a period for redemption from any sale made to collect the Indebtedness, commonly known as Stay Laws and Redemption Laws.

PROHIBITION ON TRANSFER. The present ownership and management of the Property is a material consideration to Beneficiary in making the loan secured by this instrument, and

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

Grantor shall not (i) convey title to all or any part of the Property, (ii) enter into any contract to convey (land contract/installment sales contract/contract for deed) title to all or any part of the Property which gives a purchaser possession of, or income from, the Property prior to a transfer of title to all or any part of the Property ("Contract to Convey") or (iii) cause or permit a Change in the Proportionate Ownership (as hereinafter defined) of Grantor. Any such conveyance, entering into a Contract to Convey or Change in the Proportionate Ownership of Grantor shall constitute a default under the terms of this instrument.

      For purposes of this instrument, a "Change in the Proportionate Ownership" means in the case of a corporation, a change in, or the existence of a lien on, the ownership of the voting stock of such corporation; in the case of a trust, a change in, or the existence of a lien on, the beneficial ownership of such trust; in the case of a limited liability company, a change in the ownership of, or the existence of a lien on, the limited liability company interests of such limited liability company; in the case of a partnership, a change in the ownership of, or the existence of a lien on, the partnership interests of such partnership, or any change in the direct and indirect ownership interests of Grantor such that Principal no longer continues to own, directly or indirectly, free and clear of any security interest, a 100% interest in Grantor or no longer has a controlling interest in Grantor.

      Notwithstanding the foregoing, a transfer of the direct and indirect ownership interests in Grantor shall be permitted if and only if the following is true immediately after such transfer: (a) Principal continues to own, directly or indirectly, free and clear of any security interest, a 100% interest in Grantor; and (b) Principal has a controlling interest in Grantor; provided that if at any time thereafter clauses (a) and (b) above do not continue to be true, a change in the proportionate ownership of Grantor shall be deemed to have taken place in violation of this provision. For purposes hereof, the "controlling interest" shall mean the possession by any person, directly or indirectly, of the power to direct or cause the direction of the management and policies of another entity, whether through ownership interest, by contract or otherwise.

FINANCIAL STATEMENTS. Grantor agrees to furnish to Beneficiary:

(A) the following financial statements for the Property within 90 days after the close of each fiscal year of the Grantor (the "Property Financial Statements Due Date"):

      (i)   an audited balance sheet as of the last day of such fiscal year; and

      (ii) an audited statement of operations for such fiscal year with a detailed line item break-down of all sources of income and expenses, including capital expenses broken down between leasing commissions, tenant improvements, capital maintenance, common area renovation, and expansion; and if the audited statement is not detailed, an unaudited statement with sufficient detail will also be required; and

      (iii) a current rent roll identifying location, leased area, lease begin and end dates, current contract rent, rent increases and increase dates, percentage rent, expense reimbursements, and any other recovery items; and

      (iv) a sales report for such fiscal year identifying monthly and yearly sales by all tenants required under their leases to report sales; and

      (v)   an operating budget for the current fiscal year; and

      (vi)  an audited statement of cash flows for such fiscal year; and

(B) the following financial statements for Principal within 90 days after the close of each fiscal year of Principal (the "Principal Financial Statements Due Date")

      (i)   an audited balance sheet as of the last day of such fiscal year; and

      (ii)  an audited statement of cash flows for such fiscal year.

      The Property Financial Statements Due Date and the Principal Financial Statements Due Date are each sometimes hereinafter referred to as a "Financial Statements Due Date".

      The audited financial statements identified in sections (A)(i), (A)(ii),
(B)(i) and (B)(ii) above shall each be prepared in accordance with generally accepted accounting principles by Ernst & Young, LLP. All unaudited statements shall contain a certification by a senior officer of the general partner of Grantor stating that they have been prepared in accordance with generally accepted accounting principles and that they are true and correct. The expense of preparing all of the financial statements required in (A) and (B) above, shall be borne by Grantor.

      Grantor acknowledges that Beneficiary requires the financial statements to record accurately the value of the Property for financial and regulatory reporting.

      In addition to all other remedies available to Beneficiary hereunder, at law and in equity, if any financial statement or proof of payment of property taxes and assessments is not furnished to Beneficiary as required in this section entitled "FINANCIAL STATEMENTS" and in the section entitled "TAXES AND SPECIAL ASSESSMENTS", within 30 days after Beneficiary shall have given written notice to Grantor that it has not been received as required,

      (x) In addition to the Bonus Interest (as defined in the Note) due under the Note, additional interest (the "Additional Interest") on the unpaid principal balance of the Note shall, as of the applicable Financial Statements Due Date or the date such proof of payment of property taxes and assessments was due, accrue and be payable at the rate equal to 1% per annum; and

      (y) Beneficiary may elect to obtain an independent appraisal and audit of the Property at Grantor's expense, and Grantor agrees that it will, upon request, promptly make Grantor's books and records regarding the Property available to Beneficiary and the person(s) performing the appraisal and audit (which obligation Grantor agrees can be specifically enforced by Beneficiary).

      Commencing on the date on which the financial statements and proof of payment of property taxes and assessments are received by Beneficiary, the Additional Interest shall no longer be due. Notwithstanding the foregoing, Beneficiary shall have the right to conduct an independent audit at its own expense at any time.

COMPLIANCE WITH WATER REGULATIONS. Grantor agrees to abide by all the statutes of the state in which the Property is located and the rules and regulations of any and all federal, state and local authority having jurisdiction over the use and distribution of water or water resources, and shall not transfer, sell, assign or relinquish the water rights now held or hereafter acquired covering the Property without the written consent of the Beneficiary.

PROPERTY MANAGEMENT. The management company shall be satisfactory to Beneficiary during the term of the Note. Beneficiary hereby acknowledges that BLC of Texas-II, L.P. shall be deemed satisfactory to Beneficiary. The Management and Operating Agreement for the Property shall be satisfactory to Beneficiary. The termination of, or a material modification to, the Management and Operating Agreement for the Property without Beneficiary's prior written consent shall be a default under this instrument. Without limiting the generality of the foregoing, the Management and Operating Agreement for the Property shall contain the following provisions:

      (i) Prohibition of contracts with affiliates of Principal, without the prior written approval of Beneficiary.

      (ii) No assignment of the management agreement by the manager, except to an entity with Principal as the majority owner; provided, however, that such entity must be of the same size and expertise as the prior manager; and provided further, however, that such assignment is subject to Beneficiary's prior written approval, which approval will not be unreasonably withheld. Notwithstanding any other language contained herein to the contrary, Beneficiary will not unreasonably withhold its written approval to an assignment of the management agreement by the manager to a wholly-owned subsidiary of Principal.

      (iii) Any third party service contract entered into by the manager shall have a term of not more than one (1) year, with a thirty (30) day cancellation provision.

      (iv) Beneficiary may, at its option, require the Grantor to terminate the management agreement and contract with a new manager (subject to the approval of Beneficiary) for any of the following reasons:

            (a) Any material enforcement action is brought against the Property.

            (b) The loss of Mark Schulte as Chairman and Chief Executive Officer of Principal or his incapacity. In the event Mark Schulte is incapacitated or is no longer Chairman and Chief Executive Officer of Principal for any reason, Principal may have up to twelve (12) months after such incapacity of Mark Schulte or failure of Mark Schulte to be Chairman and Chief Executive Officer of Principal to hire or retain a successor (the "Successor Naming Allowed Time"). If either of the following occurs: (i) a successor is not timely named by Principal within the Successor Naming Allowed Time; or (ii) Beneficiary fails to approve the named successor within a ninety (90) day period following the hiring of such successor, which approval or disapproval shall be in Beneficiary's sole discretion, and Beneficiary gives written notice of its requirement that the Grantor terminate the management agreement within said ninety (90) day period, Grantor shall be required to terminate the management agreement.

            (c)   Any wasting of the Property.

            (d)   Any default under the management agreement.

            (e) If after December 31, 2005, as to the Property, the cumulative distributions of Operating Cash Flow (as defined in the Note) for any consecutive twelve (12) month period are insufficient to pay Beneficiary a minimum 12% return on its Average Outstanding Principal Balance on the Indebtedness over such twelve (12) month period; provided, however, that in the event Beneficiary reasonably determines that the minimum 12% return (as referenced above) is not being met due solely to an oversupply of senior housing facilities added to the applicable real estate market, then and in such event, Grantor shall be given an additional twelve (12) month period in which to bring the cumulative distributions of Operating Cash Flow to a level that is sufficient to pay Beneficiary a minimum 12% return on its Average Outstanding Principal Balance on the Indebtedness

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

                  over such additional twelve (12) month period. For the purposes used herein, Beneficiary's "Average Outstanding Principal Balance" shall consist of Beneficiary's initial principal advance plus any and all subsequent principal advances under the Note, taking into consideration any paydowns of principal under the Note.

DEPOSITS BY GRANTOR. To assure the timely payment of real estate taxes and special assessments (including personal property taxes, if appropriate), upon the occurrence of an Event of Default, Beneficiary shall thence forth have the option to require Grantor to deposit funds with Beneficiary, in monthly or other periodic installments in amounts estimated by Beneficiary from time to time sufficient to pay real estate taxes and special assessments as they become due. If at any time the funds so held by Beneficiary shall be insufficient to pay any of said expenses, Grantor shall, upon receipt of notice thereof, immediately deposit such additional funds as may be necessary to remove the deficiency. All funds so deposited shall be irrevocably appropriated to Beneficiary to be applied to the payment of such real estate taxes and special assessments and, at the option of Beneficiary after default, the Indebtedness.

NOTICES. Any notices, demands, requests and consents permitted or required hereunder or under any other Loan Document shall be in writing, may be delivered personally or sent by certified mail with postage prepaid or by reputable courier service with charges prepaid. Any notice or demand sent to Grantor by certified mail or reputable courier service shall be addressed to Grantor at c/o Brookdale Living Communities, Inc., Attn: R. Stanley Young, 330 North Wabash Avenue, Suite 1400, Chicago, IL, 60611 with a copy to c/o Brookdale Living Communities, Inc., Attn: Deborah C. Paskin, 330 North Wabash Avenue, Suite 1400, Chicago, IL, 60611 or such other address in the United States of America as Grantor shall designate in a notice to Beneficiary given in the manner described herein. Any notice sent to Beneficiary by certified mail or reputable courier service shall be addressed to The Northwestern Mutual Life Insurance Company to the attention of the Real Estate Investment Department at 720 East Wisconsin Avenue, Milwaukee, WI 53202, or at such other addresses as Beneficiary shall designate in a notice given in the manner described herein. Any notice given to Beneficiary shall refer to the Loan No. set forth above. Any notice or demand hereunder shall be deemed given when received. Any notice or demand which is rejected, the acceptance of delivery of which is refused or which is incapable of being delivered during normal business hours at the address specified herein or such other address designated pursuant hereto shall be deemed received as of the date of attempted delivery.

MODIFICATION OF TERMS. Without affecting the liability of Grantor or any other person (except any person expressly released in writing) for payment of the Indebtedness or for performance of any obligation contained herein and without affecting the rights of Beneficiary with respect to any security not expressly released in writing, Beneficiary may, at any time and from time to time, either before or after the maturity of the Note, without notice or consent: (i) release any person liable for payment of all or any part of the Indebtedness or for performance of any obligation; (ii) make any agreement extending the time or otherwise altering the terms of payment of all or any part of the Indebtedness, or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof;
(iii) exercise or refrain from exercising or waive any right Beneficiary may have; (iv) accept additional security of any kind; (v) release or otherwise deal with any property, real or personal, securing the Indebtedness, including all or any part of the Property.

EXERCISE OF OPTIONS. Whenever, by the terms of this instrument, of the Note or any of the other Loan Documents, Beneficiary is given any option, such option may be exercised when the right accrues, or at any time thereafter, and no acceptance by Beneficiary of payment of Indebtedness in default shall constitute a waiver of any default then existing and continuing or thereafter occurring.

NATURE AND SUCCESSION OF AGREEMENTS. Each of the provisions, covenants and agreements contained herein shall inure to the benefit of, and be binding on, the heirs, executors, administrators, successors, grantees, and assigns of the parties hereto, respectively, and the term "Beneficiary" shall include the owner and holder of the Note.

LEGAL ENFORCEABILITY. No provision of this instrument, the Note or any other Loan Documents shall require the payment of interest or other obligation in excess of the maximum permitted by law. If any such excess payment is provided for in any Loan Documents or shall be adjudicated to be so provided, the provisions of this paragraph shall govern and Grantor shall not be obligated to pay the amount of such interest or other obligation to the extent that it is in excess of the amount permitted by law.

LIMITATION OF LIABILITY. Notwithstanding any provision contained herein to the contrary, the personal liability of Grantor shall be limited as provided in the Note.

MISCELLANEOUS. Time is of the essence in each of the Loan Documents. The remedies of Beneficiary as provided herein or in any other Loan Document or at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of Beneficiary, and may be exercised as often as occasion therefor shall occur; and neither the failure to exercise any such right or remedy nor any acceptance by Beneficiary of payment of Indebtedness in default shall in any event be construed as a waiver or release of any right or remedy. Neither this instrument nor any other Loan Document may be modified or terminated orally but only by agreement or discharge in writing and signed by Grantor and Beneficiary. If any of the provisions of any Loan Document or the application thereof to any persons or circumstances shall to any extent be invalid or unenforceable, the remainder of such Loan Document and each of the other Loan Documents, and the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of each of the Loan Documents shall be valid and enforceable to the fullest extent permitted by law.

WAIVER OF JURY TRIAL. Grantor hereby waives any right to trial by jury with respect to any action or proceeding (a) brought by Grantor, Beneficiary or any other person relating to (i) the obligations secured hereby and/or any understandings or prior dealings between the parties hereto or (ii) the Loan Documents or the Environmental Indemnity Agreement, or (b) to which Beneficiary is a party.

CAPTIONS. The captions contained herein are for convenience and reference only and in no way define, limit or describe the scope or intent of, or in any way affect this instrument.

GOVERNING LAW. This instrument, the interpretation hereof and the rights, obligations, duties and liabilities hereunder shall be governed and controlled by the laws of the state in which the Property is located.

      IN WITNESS WHEREOF, this instrument has been executed by the Grantor as of the day and year first above written.

                           BORROWER: AH TEXAS OWNER LIMITED
                                     PARTNERSHIP, an Ohio limited partnership

                                     By: AH Texas CGP, Inc., an Ohio
                                         corporation, its sole general partner

                                         By: /s/ R. Stanley Young
                                            ---------------------------------
                                            R. Stanley Young
                                            Its Vice President

STATE OF  ) Illinois
          ) ss.
COUNTY OF ) Cook

      BEFORE ME, the undersigned authority, on this day personally appeared R. Stanley Young, known to me to be the person whose name is subscribed to the foregoing instrument, and known to me to be the Vice President, of AH Texas CGP, Inc., an Ohio corporation, the sole general partner of AH TEXAS OWNER LIMITED PARTNERSHIP, an Ohio limited partnership, and acknowledged to me that he executed said instrument for the purposes and considerations therein expressed, and as the act of said limited partnership.

      GIVEN under my hand and official seal, this 30 day of September, 2003.

                                                     /s/ Cheryl Miller
                                             ----------------------------------
                                                            Notary Public

My commission expires: 5/31/06

This instrument was prepared by James L. McFarland, Attorney, for The Northwestern Mutual Life Insurance Company, 720 East Wisconsin Avenue, Milwaukee, WI 53202.

                                   EXHIBIT "A"

                         GAINES RANCH LEGAL DESCRIPTION:

Parcel 1:

Being Lot 2, in Block A, of RESUBDIVISION OF LOT 1, BLOCK A, GAINES RANCH PUD, SECTION ONE, an Addition to Travis County, Texas, according to the Map thereof recorded in Volume 99, Page 175, of the Plat Records of Travis County, Texas.

Parcel 2:

Easement and right-of-way for ingress and egress over and across Lot 7 for the benefit of Parcel 1 as granted in Dedication recorded in Volume 13244, Page 2843, Real Property Records of Travis County, Texas.

Tax Parcel No. 04072701300000

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